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                                                                   EXHIBIT (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
Manufacturers Investment Trust:

We consent to the inclusion in and incorporation by reference into this Post-Effective Amendment No. 40 under the Securities Act of 1933 and Amendment No. 41 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A (File No. 2-94157/811-4146) of our report dated February 25, 1998, on our audits of the financial statements and financial highlights of Manufacturers Investment Trust, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm as "Experts" under the captions "Financial Highlights" in Part A and "Independent Accountants" in Part B of the Registration Statement.

                                            Coopers & Lybrand L.L.P

Boston, Massachusetts
April 27, 1998